EXHIBIT 95.1
Mine Safety Disclosures
Safety is the cornerstone of our Company’s values and is the number one priority for all employees at Coronado
Global

Resources.

Our

mining

operation

at

Curragh,

located

in

Australia,

is

subject

to

regulation

by

the
Queensland Department of Natural Resources, Mine and Energy,

or DNRME, under the Coal Mining Safety and
Health Act

1999 (Qld).

The operation

of our

mines located

in the

United States

is subject

to regulation

by the
Mine Safety and Health Administration, or

MSHA, under the Federal Mine

Safety and Health Act of 1977, or

the
Mine Act. MSHA

inspects these mines on

a regular basis

and issues various

citations and orders when

it believes
a violation has occurred

under the Mine Act.

We present information

below regarding certain

mining safety and
health

citations

that

MSHA

has

issued

with

respect

to

our

mining

operations.

In

evaluating

this

information,
consideration should

be given

to factors

such as:

(i) the

number of

citations and

orders will

vary depending

on
the size of the

mine; (ii) the number of

citations issued will vary from inspector

to inspector and mine to

mine; and
(iii) citations and

orders can be

contested and

appealed and, in

that process, are

often reduced

in severity and
amount, and are sometimes dismissed. Since MSHA is a branch of the U.S. Department of Labor, its jurisdiction only applies to our operations in the

United States.

As such, the mine safety disclosures

included herein do not
contain information related to our Australian mines.
Under the Dodd-Frank Act, each

operator of a coal

or other mine is

required to include certain mine

safety results
within its

periodic reports

filed with

the Securities

and Exchange

Commission, or

the SEC.

As required

by the
reporting

requirements

included

in

§1503(a)

of

the

Dodd-Frank

Act and

Item

104

of

Regulation

S-K

(17

CFR
229.104), we present the following

items regarding certain mining safety

and health matters, for the

year ended
December 31, 2022, for each

of our U.S. mine

locations that are covered

under the scope of the

Dodd-Frank Act.
The table that

follows reflects

citations and orders

issued to

us by MSHA

during the year

ended December

31,
2022.

The

table

only

includes

those

U.S.

mines

that

were

issued

orders

or

citations

during

this

period,

and
commensurate

with

SEC

regulations,

does

not

reflect

orders

or

citations

issued

to

independent

contractors
working at our mines.

The proposed assessments

for the year ended

December 31, 2022, were

retrieved from
the MSHA Data Retrieval System, or MSHA DRS, as

of January 3, 2023.

(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)(3)
Section
104
S&S
Citations
Section
104(b)
Orders
Section 104(d)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total Dollar Value of
MSHA Assessments
Proposed
($ in thousands)
Total Number of
Mining Related
Fatalities
4404856 Buchanan Mine #1 74 — — — — $ 134.6 —
4609292 Buck Lilly Surface Mine — — — — — 0.1 —
4602140 Saunders Prep Plant 13 2 — — — 11.8 —
4609217 Powellton #1 Mine 10 — — — — 22.0 —
4609246 Kuhn Ridge — — — — — 0.3 —
4609319 Lower War Eagle 30 — — — — 71.5 —
4609563 Eagle No. 1 Mine 25 — — — — 64.3 —
4609583 North Fork Winifrede Deep Mine 8 — — — — 0.7 —
4609101
Toney

Fork Surface Mine
2 — — — — 3.3 —
4609514 Muddy Bridge 39 — — — — 93.6 —
4604315 Elk Lick Tipple — — — — — 0.7 —
4609560 North Fork Surface Mine 2 — — — — 2.7 —
4609172 Mountaineer Pocahontas No.1 — — — — — 1.1 —
4609564 Elklick Surface Mine 5 1 — — — 4.4 —
Total: 208 3 — — — $ 411.1 —
(1)

The definition of “mine” under Section 3

of the Mine Act includes

the mine, as well as

other items used in, or

to be used in,

or resulting from, the work

of extracting
coal, such as land, structures, facilities, equipment, machines,

tools and coal preparation facilities. Also, there are

instances where the mine name per the

MSHA
system differs from the mine name utilized by us.
(2)

Idle facilities are

not included in

the table above

unless they received

a citation, order

or assessment by

MSHA during the

current quarterly

reporting period or
are subject to pending legal actions.
(3)

During the year

ended December 31,

2022, none of the

Company’s mines

have received written

notice from MSHA

of a pattern

of violations or

the potential to
have such a pattern of violations

of mandatory health or safety

standards that are of such nature

as could have significantly and

substantially contributed to the
cause and effect of coal or other mine health or safety

standards under section 104(e) of the Mine Act.
References used in the table above are as follows:
A. The total number of violations

of mandatory health or safety standards that could

significantly and substantially contribute to the cause and effect of a coal or other
mine safety or health hazard under section 104 of the

Mine Act (30 U.S.C. 814) for which the operator received

a citation from MSHA.
B. The total number of orders issued under section

104(b) of the Mine Act (30 U.S.C. 814(b)).
C. The total number of citations and orders

for unwarrantable failure of the mine operator

to comply with mandatory health or safety

standards under section 104(d)
of the Mine Act (30 U.S.C. 814(d)).
D. The total number of flagrant violations under section

110(b)(2) of the

Mine Act.

E. The total number of imminent danger orders issued

under section 107(a) of the Mine Act (30 U.S.C. 817(a)).
F.

The total dollar value of proposed assessments from MSHA

under the Mine Act (30 U.S.C. 801 et seq.).
G. The total number of mining-related fatalities.
The table below presents legal actions pending before the Federal Mine Safety and Health Review Commission, or FMSHRC, for each of

the Company’s U.S. mines as
of December 31, 2022, together with the number of legal

actions initiated and the number of legal actions resolved

during the year ended December 31, 2022.
Legal Actions Pending as of Last Day

of the Year (December 31, 2022) (1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E)
Applications of
Temporary Relief
(Subpart F)
Appeals of Judges’
Decisions or
Orders
(Subpart H)
Legal Actions
Initiated
During the Year
Legal Actions
Resolved
During the
Year
4404856 Buchanan Mine #1 — 1 — — — — 4 5
4609563 Eagle No. 1 Mine — 4 — — — 1 11 11
4609514 Muddy Bridge — 4 — — — 1 8 5
4609319 Lower War Eagle — 1 — — — — 3 2
4609217 Powellton #1 Mine — 2 — — — — 5 4
4609560 North Fork Surface Mine — — — — — — 1 1
4609564 Elklick Surface Mine — 1 — — — — 1 —
4602140 Saunders Prep Plant — 1 — — — — 4 3
Total: — 14 — — — 2 37 31
(1)

The legal

actions

pending

shown

in the

table

above

have been

categorized

by

type of

proceeding

with

reference

to

the

procedural

rules established

by the
FMSHRC under 29 CFR Part 2700. Reference to the applicable

Subparts under this Rule are listed in the columns

above.
(2)

Secretary of Labor’s appeals of Administrative Law Judge’s orders denying motion for settlement approval in WEVA

2021-0294 and WEVA

2022-0403.